Exhibit 10.4

DATED DECEMBER 21, 2012

ALAMO ENERGY CORP.

and

NORTHDOWN ENERGY LIMITED

and

AIMWELL ENERGY LIMITED

_____________________________________________

NOVATION AND AMENDMENT OF

PARTICIPATION AGREEMENT

REGARDING PETROLEUM EXPLORATION

AND DEVELOPMENT LICENCE PEDL 245

DATED 14th OCTOBER, 2008
_____________________________________________

THIS NOVATION AND AMENDMENT AGREEMENT is made the  21st day of December 2012

BETWEEN

(1)	ALAMO ENERGY CORP., a company registered in Nevada (registered number CIK#: 0001360334), with a mailing address of 10575 Katy Freeway, Suite 300, Houston, Texas, 77024, USA (“Alamo”);

(2)	NORTHDOWN ENERGY LIMITED, a company registered in England (company number 07768741) whose registered office is at Oldfield House, Oldfield Road, London, England, SW19 4SD (“Northdown”); and

(3)	AIMWELL ENERGY LIMITED, a company registered in England (company number 05822509) whose registered office is at 10 Rosebery Avenue, Harpenden, Herts, AL5 2QP (“Aimwell”).

each being hereinafter referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS

(A)
Alamo Energy Corp. (“Alamo”), Northdown Energy Limited (“Northdown”) and Aimwell Energy Limited (“Aimwell”) are parties to a Letter Agreement  dated 11th January, 2010, relating to their Participation in Petroleum Exploration and Development Licence PEDL 245 as amended and novated on 14th November,  2011(the “Participation Agreement”).

(B)
Alamo, Northdown and Aimwell are licensees of Petroleum Exploration and Development Licence PEDL 245 Blocks TQ26, TQ36, TQ46 and TQ56 dated 14th October, 2008 (the “Licence”) and are parties to a Joint Operating Agreement for UK Onshore Petroleum Exploration and Development Licence No. PEDL 245 Blocks TQ26, TQ36, TQ46 and TQ56 dated 14th November, 2011 (the “JOA”).

(C)
Pursuant to a Sale and Purchase Agreement of even date herewith (the SPA”), Alamo agreed, inter alia, to assign and transfer to Northdown, the Transferred Interest (as defined in the SPA); and the Alamo/Aimwell Carry (as defined in Clause 2 (ii) of the Participation Agreement) (the “Alamo/Aimwell Transferred Carry”).

(D)	The assignment and transfer of the Transferred Interest is perfected, inter alia, by this agreement, a novation of the JOA, a Deed of Assignment of the Licence and a Deed of Interest Assignment.

(E)
This Novation and Amendment Agreement sets out the agreement of Alamo, Aimwell and Northdown  (together the “Parties” and individually a “Party”) in respect of certain matters, as herein specified, relating to the Participation Agreement.

(F)
In consequence of the matters referred to in Recital (C) above, Alamo wishes, to assign and transfer to Northdown, the Alamo/Aimwell Transferred Carry; and Northdown wishes to accept the Alamo/Aimwell Transferred Carry upon and subject to the terms and conditions herein contained.

NOW THEREFORE IT IS HEREBY AGREED as follows:

1.
Words and phrases used in this Novation and Amendment Agreement shall, unless specifically defined herein or the context otherwise requires, bear the same meaning as set out in the Participation Agreement.

2.	With effect on the date hereof (the “Effective Novation Time”), each Party severally agrees that:

2.1.1
Alamo shall cease to be a party to the Participation Agreement and Northdown shall assume the liabilities, perform the obligations and be entitled to the rights and benefits under the Participation Agreement in the place of Alamo in respect of the Alamo/Aimwell Transferred Carry;

2.1.2
Northdown undertakes and covenants as a separate obligation with each Party to assume, observe, perform, discharge and be bound by all liabilities, duties and obligations of Alamo in respect of the Alamo/Aimwell Transferred Carry arising under the Participation Agreement in the place of Alamo whether actual, accrued, contingent or otherwise and whether arising on, before or after the Effective Novation Time and to be bound by the Participation Agreement as if Northdown had at all times been a party to the Participation Agreement in place of Alamo in respect of the Alamo/Aimwell Transferred Carry;

2.1.3
Each Party (other than Alamo) shall each release and discharge Alamo from the observance, performance and discharge of each of the liabilities and obligations assumed by Northdown in respect of the Alamo/Aimwell Transferred Carry and Northdown hereby undertakes in respect of the Alamo/Aimwell Transferred Carry, to fully indemnify and hold harmless each such Party (solely so far as concerns the Participation Agreement or any such side agreements, as defined in Clause 2.1.4 to which it is a party) in respect of any claims, fines, proceedings, injury, cost (including legal cost) loss, damage, or expense for which Alamo would have been liable but for the release and discharge referred to herein;

2.1.4
Clauses 2.1.1, 2.1.2 and 2.1.3 of this Amendment and Novation Agreement shall also apply, as they apply to the Participation Agreement, in relation to any other agreement, instrument or document between or binding upon Alamo and any or all of the other Parties (and no other person or persons) (a "side agreement"), if and to the extent that the side agreement in question relates to any of the rights, liabilities and obligations affected by Clauses 2.1.1, 2.1.2 and 2.1.3 of this Amendment and Novation Agreement.

2.2
Notwithstanding the foregoing provisions of Clause 2.1, Alamo shall be bound and continue to be bound by this Clause 2.2 (which shall take effect as an agreement separate and independent from the Participation Agreement and/or any side agreement), to observe and perform such duties of confidentiality and non disclosure owed to the other Parties and as would have been applicable to it under the Participation Agreement or any side-agreement had it continued to be Party, in respect of the Transferred Interest and the Alamo/Aimwell Transferred Carry, to those agreements.

2.3
This Amendment and Novation Agreement shall be treated as constituting all actions, confirmations, consents and undertakings required of the Parties under the Participation Agreement and/or any side-agreement for the purpose of giving effect to the transfer to Northdown of the Alamo/Aimwell Transferred Carry.

3.	With effect from the date hereof, the following amendments are made to the Participation Agreement:

3.1	The last paragraph of Clause 1 shall be deleted and replaced with the following:

“ For the purposes of this letter agreement, “Percentage Interest” has the meaning set out in the Joint Operating Agreement for UK Onshore Petroleum Exploration and Development Licence No. PEDL 245 Blocks TQ26, TQ36, TQ46 and TQ56 dated 14th November, 2011.”

3.2	Clause 2 of the Participation Agreement shall be deleted and replaced with the following:
“2.
(i)
The Alamo/Aimwell Carry shall be combined with the Northdown/Aimwell Carry and all references to the “Alamo/Aimwell Carry” shall be construed as a reference to the Northdown/Aimwell Carry with effect from the date of the Amendment and Novation Agreement dated December 21, 2012.

(ii)
Northdown shall pay all of Aimwell’s 10.00% Percentage Interest share of all costs, expenses, liabilities and obligations (including without limitation, Licence obligations, Licence rentals, manpower costs, well costs, seismic and other technical data costs) arising in respect of operations jointly conducted in respect of the Licence (“Joint Operations”) until the date that a Field Development Plan is formally approved by the UK Secretary of State for the development of a discovery of petroleum in the Blocks comprised in the Licence (the “Northdown/Aimwell Carry”).

(iii)	Northdown shall be free to assign (whether by sale or farm-out or otherwise) all or part of its Percentage Interest in each Block and the Licence provided that:

(a)	the third party assuming the interest being granted is acceptable to DECC; and

(b)	such third party is capable of fulfilling the obligations to be assigned under this Agreement, including without limitation, the obligations assumed under this Clause 2 (iii) (c); and

(c)
if following the date hereof,  Northdown assigns all or part of its Percentage Interest, such assignment shall include the assignment of a corresponding proportionate share of the  obligations in respect of Northdown/Aimwell Carry.

By way of example of the above, if Northdown assigns 50.00% of its Percentage Interest (i.e a 45.00% Percentage Interest) to a third party (“Incoming Party”, then 50.00% of the Northdown/Aimwell Carry, (being the payment of 5.00% Percentage Interest share of Aimwell’s total 10.00% Percentage Interest share of all costs, expenses, liabilities and obligations (“Costs and Expenses”) arising in respect of Joint Operations in the Blocks) shall be paid by such Incoming Party – the balance attributable to the Northdown/Aimwell Carry, being the payment of 5.00% Percentage Interest share of Aimwell’s total 10.00% Percentage Interest share of all Costs and Expenses arising in respect of Joint Operations in the Blocks shall be paid by Northdown.

(d)
In respect of any future assignment by Northdown of all or part of its Percentage Interest and a corresponding proportionate share of the Northdown/Aimwell Carry to a third party, Northdown shall remain liable to Aimwell for any failure or default on the part of such third party to pay the corresponding proportionate share of the Northdown/Aimwell Carry assigned to such third party.

(e)
Northdown shall procure that in respect of any assignment of  all or part of its Percentage Interest, it will procure that the assignee of such interest enters into a legally enforceable agreement with the other parties to this Agreement in respect of the obligations assumed under this Clause 2 (iii).”

3.3	Clause 3 of the Participation Agreement shall be deleted and replaced with the following:

“3.
Aimwell shall, subject to any necessary Government and partner consents, have the right to assign (whether by sale or farmout or otherwise) all or part of its Percentage Interest in each Block and the Licence. The assignment of all or part of Aimwell’s Percentage Interest shall also include the assignment of Aimwell’s right to and Northdown’s corresponding obligations (and rights) in respect of, the Northdown/Aimwell Carry; corresponding, in each case, with Aimwell’s Percentage Interest assigned.”

By way of example of the above, if following the date hereof: Aimwell assigns 50.00% of its Percentage Interest (i.e a 5.00% Percentage Interest) to a third party (“Incoming Party”):

(a)
then 50% of the right to (together with the corresponding obligation in respect of) the Northdown/Aimwell Carry, (being the payment of all of the Incoming Party’s total 5.00% Percentage Interest share of all Costs and Expenses arising in respect of Joint Operations in the Blocks) shall also be assigned to such Incoming Party and Northdown shall pay all of such Incoming Party’s 5.00% Percentage Interest share of all such Costs and Expenses arising in respect of Joint Operations until the date that a Field Development Plan is formally approved by the UK Secretary of State for the development of a discovery of petroleum in the Blocks comprised in the Licence;

(b)
In such example, Aimwell will retain the right to 50% of the right to (together with the corresponding obligation in respect of) the Northdown/Aimwell Carry being the payment of all of Aimwell’s 5.00% Percentage Interest share of all Costs and Expenses arising in respect of Joint Operations until the date that a Field Development Plan is formally approved by the UK Secretary of State for the development of a discovery of petroleum in the Blocks comprised in the Licence.”

3.4           Clause 6 of the Participation Agreement is deleted and replaced as follows:

“ The Percentage Interests and the Northdown/Aimwell Carry are as follows:

	Percentage Interest	Carry
Northdown	90.00%	10.00% (Northdown/Aimwell Carry)

Aimwell	10.00%

	100.00%

4.
Nothing contained herein shall prejudice the rights and obligations of Alamo and  Northdown under the under any agreement between them in respect of the Transferred Interest and/or the Alamo/Aimwell Transferred Carry.

5.
Subject as expressly provided in this Amendment and Novation Agreement, all other provisions of the Participation Agreement and side agreements shall remain in full force and effect and binding on the parties thereto, insofar as the same are in full force and effect and binding on those parties immediately prior to the date hereof.

6.
This Amendment and Novation Agreement may be executed in any number of counterparts to the same effect as if the executions on the counterparts were on a single text of this Amendment and Novation Agreement and it is hereby declared that this Agreement shall not come into force and effect until a counterpart has been executed and delivered by each Party. A Party shall be entitled to rely on a copy of this Amendment and Novation Agreement signed by the other Parties and delivered to it by facsimile transmission or electronic means (including e-mail) until the delivery to it of an original of this Amendment and Novation Agreement containing the original signature of the other Parties.

7.	The Parties confirm that no provision of this Amendment and Novation Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party hereto.

8.
This Amendment and Novation Agreement shall be governed by and construed in accordance with English law and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the English courts.

IN WITNESS WHEREOF the Parties have by their authorised representatives duly executed this Amendment and Novation Agreement the day and year first above written.

/s/ Allan Millmaker
Signed for and on behalf of ALAMO ENERGY CORP.

/s/ R. J. P. Ross
Signed for and on behalf of NORTHDOWN ENERGY LIMITED

/s/ Michael Rose
Signed for and on behalf of AIMWELL ENERGY LIMITED